UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2018 (December 4, 2017)

OROPLATA RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
930 Tahoe Blvd., Suite 802-16 Incline Village, NV 89451 (Address of principal executive offices) Tel: (775) 473-4744
(Registrant’s Telephone Number)

Not Applicable
(Former Address and Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 29, 2017, Oroplata Resources, Inc. (the “Company”), entered into consulting agreements (the “Board Agreements”) with each of the three board members, Douglas Cole, Douglas MacLellan, and William Hunter (each a “Board Member” and collectively the “Board Members”). The terms of the Board Agreements are three years each.

Pursuant to the Board Agreements, each Board Member is entitled to monthly compensation in the amount of $5,000.00 (the “Monthly Compensation”). At the Company’s discretion, the Monthly Compensation may be paid in S-8 stock at a discount to market. The Monthly Compensation is to be paid retroactively to March 1, 2017 for Douglas Cole, October 1, 2017 for Douglas MacLellan (the dates that each person was appointed to the Board of Directors), and January 1, 2017 for William Hunter. Prior to entering into the Board Agreements, none of the Board Members received any compensation for their services as Board Members for 2017.

In addition, each of the Board Members received a grant of two million restricted common shares upon execution of the Board Agreements. Each Board Member will receive an additional one million shares on the anniversary of their appointment subject to such Board Member continuing to provide services for the Company.

Additionally, each Board Member shall earn and be paid three percent of the value received by the Company upon any of the following events:

•Capital raised by the Company without the use of any brokers or investment banks;

•Mergers, acquisitions and or mining claim acquisitions made by the Company;

•Outright sale of the Company; and

•Claw-back of previously issued shares from former officers and directors.

Item 3.02. Unregistered Sale of Equity Securities

On December 4, 2017, the Company issued to a consultant a warrant to purchase 1,000,000 shares of the Company’s common stock with an exercise price of $0.10 and an expiration date of December 4, 2022,

On December 29, 2017, the Company issued to consultants or an employee an aggregate of 20,700,000 restricted shares of the Company’s common stock. The breakdown of the preceding amount is as follows: (a) 6,000,000 shares were issued pursuant to Item 1.01 above, (b) 4,000,000 shares were issued pursuant to Item 5.02 below, and (c) the remaining 10,700,000 shares were issued pursuant to consulting agreements in lieu of cash consideration.

All of the securities referenced above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Employment Agreement

On December 29, 2017, the Company entered into an Executive Employment Agreement (the “Employment Agreement”) with Douglas Cole (“Executive”) as Chief Executive Officer of the Company. The term of the Employment Agreement is three years.

Pursuant to the Employment Agreement, the Executive is entitled to receive compensation equal to $70,000 for consulting services provided to the Company from March 1, 2017 until August 7, 2017. During such period Executive assisted the prior chief executive officer providing services similarly provided by a chief operating officer and chief financial officer as well as serving as controller and secretary of the Company.

In addition, Executive shall receive month cash compensation equal to $20,833.33 retroactive to August 7, 2017, the date he was appointed Chief Executive Officer. Executive received 3,000,000 restricted common shares upon the execution of the Employment Agreement and shall receive additional grants of one million shares on each of August 7, 2018 and August 7, 2019 provided Executive is still providing services to the Company on such dates.

Executive also received on December 29, 2017, 1,000,000 restricted common shares as a replacement for 1,000,000 shares previously issued to him in 2016 for consulting work provided to the Company by the Executive but were canceled by the Company because they were not issued properly. These 1,000,000 shares are not related to any compensation as an officer but are being received by the Executive while he is currently serving as an officer.

Resignation of Director

On January 3, 2018, the Company received an email from Craig Alford stating that he is resigning from the Board of Directors. The Company’s position is that Craig Alford already resigned his position on the Board of Directors concurrently with his removal from all officer positions with the Company on May 26, 2017.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Description

10.1 Consulting Agreement of Douglas Cole dated December 29, 2017

10.2 Consulting Agreement of Douglas MacLellan dated December 29, 2017

10.3 Consulting Agreement of William Hunter dated December 29, 2017

10.4 Employment Agreement of Douglas Cole dated December 29, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OROPLATA RESOURCES, INC .

Date: January 5, 2018/s/ Douglas Cole

Douglas Cole

Chief Executive Officer